SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CB Financial Services, Inc.
Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	51-0534721
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Market Street, Carmichaels, PA	15320
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-196749

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of CB Capital Stock,” “Market Price and Dividend Information” in the Registrant’s Registration Statement on Form S-4 (File No. 333-196749), as amended (the “Form S-4 Registration Statement”), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Amended and Restated Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Comparison of Rights of Shareholders” in the Form S-4 Registration Statement.

Item 2.  Exhibits.

1.	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-4 Registration Statement).

2.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-4 Registration Statement).

3.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-4 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: October 21, 2014	By:	/s/ Barron P. “Pat” McCune, Jr.
Barron P. “Pat” McCune, Jr.
President and Chief Executive Officer